CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-256707 on Form S-6 of our report dated July 13, 2021, relating to the financial statement of FT 9471, comprising 40/60 Strategic Allocation Port. 3Q '21 - Term 10/17/22 (40/60 Strategic Allocation Portfolio, 3rd Quarter 2021 Series), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

July 13, 2021